                                   EXHIBIT 21

                                  SUBSIDIARIES

                                     OF THE

                                   CORPORATION




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
                                   EXHIBIT 21


The following is a list of the significant subsidiaries of PMR Corporation:


                  Name                           Jurisdiction of Organization
                  ----                           ----------------------------

Psychiatric Management Resources, Inc.                    California
Collaborative Care Corporation                            California
PMR - CD, Inc.                                            California
Aldine - CD, Inc.                                         California
Twin Town Outpatient                                      California
Tennessee Mental Health Cooperative                       Tennessee



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